PARTICIPATION AGREEMENT

                                      Among

                    BARR ROSENBERG VARIABLE INSURANCE TRUST,

                     BARR ROSENBERG FUNDS DISTRIBUTOR, INC.,

                    AXA ROSENBERG INVESTMENT MANAGEMENT LLC,

                                       and

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


         THIS AGREEMENT, made and entered into as of the 1st day of May, 2003 by and among THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York stock life insurance company ("Equitable"), on its own behalf and on behalf of each of its separate accounts set forth on Schedule A hereto, as amended from time to time (each referred to as the "Account"), BARR ROSENBERG VARIABLE INSURANCE TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), BARR ROSENBERG FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor") and AXA ROSENBERG INVESTMENT MANAGEMENT LLC, a Delaware limited liability company (the "Adviser").

         WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts of insurance companies that issue variable life insurance policies, variable annuity contracts and certificates relating to such policies or contracts (collectively, the "Variable Contracts") and which have entered into participation agreements with the Trust and its Distributor (the "Participating Insurance Companies"); and

         WHEREAS, the beneficial interests in the Trust are divided into series of shares, (each a "Portfolio"), each representing the interest in a particular managed portfolio of securities and other assets, and each Portfolio is divided or may be divided into one or more classes of shares, i.e., currently the Class 1 shares and the Class 2 shares, or such other classes of shares as may be created in the future (the "Classes"); and

         WHEREAS, one or more Portfolios or Classes thereof may be made available by the Trust to serve as funding vehicles for Participating Insurance Companies and their separate accounts funding Variable Contracts; and

         WHEREAS, the Securities and Exchange Commission ("SEC") has granted exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust and each of its Portfolios or Classes to be sold to and held by insurance company separate accounts funding Variable Contracts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and


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         WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act, and shares of its Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Adviser is the investment adviser to the Trust and is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and is registered or exempt from registration under all applicable state securities laws; and

         WHEREAS, Equitable has registered or will register each of its Accounts as a unit investment trust under the 1940 Act and has registered or will register interests in each Account under the 1933 Act, other than those exempt from such registration under applicable statutory provisions or regulations; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Equitable or through properly delegated authority, and divided into subaccounts, to set aside and invest assets attributable to the Variable Contracts; and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, Equitable intends to purchase shares in the Portfolios and one or more Classes thereof, listed on Schedule B hereto as amended from time to time (the "Designated Portfolios and Classes") on behalf of each Account, in order to fund certain of the Variable Contracts, and the Distributor is authorized to sell such shares to each Account at the net asset value applicable to such Portfolios and the Classes thereof.

         NOW, THEREFORE, in consideration of their mutual promises, Equitable, the Trust, the Distributor and the Adviser agree as follows:

                         ARTICLE I. Sale of Trust Shares

         1.1. The Trust has granted to the Distributor authority to distribute the Trust's shares, and has agreed to instruct, and has so instructed, the Distributor to make available to Equitable, for purchase on behalf of any Account, Trust shares of the Designated Portfolios and Classes. Pursuant to such authority and instructions, the Distributor agrees to sell to each Account those shares of the Designated Portfolios and Classes for which it serves as the Trust's principal underwriter and which each Account orders, executing such orders at the net asset value per share next computed after receipt by the Trust or its designee of the order for the shares of the Designated Portfolios and Classes. For purposes of this Section 1.1, Equitable shall be considered the designee of the Trust for receipt of such purchase orders from each Account (and only for such purpose or other purposes as described in this Agreement) and receipt on any Business Day by Equitable of such purchase orders prior to the Trust's close of business as defined from time to time in the applicable prospectus for such Designated Portfolios and Classes (which as of the date of execution of this Agreement is defined as the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time)) shall constitute

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receipt by the Trust on such Business Day for purposes of calculating each Portfolio's net asset value per share; provided that the Trust receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value per share of the Designated Portfolios and Classes pursuant to SEC rules.

         1.2. The Trust agrees to make its shares of the Designated Portfolios and Classes available for purchase by each Account at the applicable net asset value per share on those days on which the Trust calculates the net asset value per share of the Designated Portfolios and Classes in accordance with the applicable prospectus and pursuant to rules of the SEC. The Trust or its designee shall use reasonable efforts to calculate the net asset value per share of the Designated Portfolios and Classes on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell shares of any Designated Portfolio or Class to any person, or suspend or terminate the offering of shares of any Portfolio or Class thereof, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio or Class thereof.

         1.3. The Trust agrees that shares of the Designated Portfolios and Classes will be sold only to Participating Insurance Companies and/or their separate accounts funding Variable Contracts or to other persons or entities (each a "Qualified Person") permitted under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or regulations promulgated thereunder without impairing the ability of any Account to consider the portfolio investments of the Trust as constituting investments of such Account for the purpose of satisfying the diversification requirements of Section 817(h) of the Code. No shares of any Portfolio will be sold to the general public, except to the extent permitted under the Code. Equitable hereby represents and warrants that it and each Account are Qualified Persons.

         1.4. Neither the Trust nor the Distributor will sell Trust shares to any Participating Insurance Company or separate account funding Variable Contracts unless an agreement containing provisions substantially similar to the provisions set forth in Article VII and Section 3.5 of Article III of this Agreement is in effect to govern such sales.

         1.5. The Trust agrees to redeem, at the request of any Account or Equitable, any full or fractional shares of the Trust held by the Account or Equitable, pursuant to the terms of the applicable prospectus. The Trust will execute such requests at the net asset value per share of the Designated Portfolios and Classes next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.5, Equitable shall be considered the designee of the Trust for receipt of requests for redemption from each Account, and receipt on any Business Day by Equitable prior to the Trust's close of business as defined from time to time in the applicable prospectus for such Designated Portfolios and Classes (which as of the date of execution of this Agreement is defined as the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time)) shall constitute receipt by the Trust on such Business Day for purposes of calculating each Portfolio's net asset value per share; provided that the Trust receives notice of such request for redemption by 9:30 a.m. Eastern time on the next following Business Day. The Trust may delay redemption of Trust shares of any Portfolio or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the then-current prospectus for such Portfolio or Class.

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         1.6. Equitable agrees that purchases and redemptions of shares by it of the Designated Portfolios and Classes offered by a then-current prospectus of the Trust shall be made in accordance with the provisions of such prospectus.
The Trust or its designee will provide Equitable with a written confirmation of purchase and redemption orders transmitted to the Trust pursuant to Sections 1.1 and 1.5 above by 10:00 a.m. on the next Business Day following the day the Trust receives such orders, or in no event later than the time required under applicable law, which confirmation will include the number of shares with respect to each Designated Portfolios and Classes that is held by each Account. Equitable agrees that all net amounts available under the Variable Contracts listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Equitable Contracts"), shall be invested in the Trust and in such other investment companies or other investment vehicles advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in Equitable's general account. In addition, amounts also may be invested in investment companies other than the Trust if: (a) any such other investment company, or series thereof, has investment objectives or policies that are, in the reasonable opinion of Equitable, substantially different from the investment objectives and policies of the Portfolios of the Trust in which the Accounts invest; or (b) Equitable gives the Trust and the Distributor sixty
(60) days written notice of its intention to make such other investment companies available as a funding vehicle for the Equitable Contracts, and no written objection is received by Equitable; or (c) any such other investment companies were available as a funding vehicle for the Equitable Contracts prior to the date of this Agreement, provided that Equitable shall provide the Trust with a list of such other investment companies upon request; or (d) the Trust and the Distributor consent to the use of any such other investment company. Notwithstanding the foregoing, during the term of this Agreement, Equitable shall (a) not undertake promotional activity that substantially disfavors the Trust and the Designated Portfolios and Classes in comparison with other funding vehicles available under the Equitable Contracts; (b) not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate any Account as a management investment company under the 1940 Act; (c) not, without the prior written consent of the Trust (unless otherwise required by applicable law), solicit, induce or encourage Contractowners to change or modify the Trust to change the Trust's distributor or investment adviser; and (d) not withdraw the Accounts' investment in the Trust or a Designated Portfolio or Class except as necessary to facilitate Contractowner requests and routine processing.

         1.7. Equitable shall pay for shares of Designated Portfolios and Classes thereof purchased for the Accounts or its general account on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and Equitable agrees to use its best efforts to transmit such funds by no later than 4:00 p.m. New York time on the day of transmission. If the issuance of shares is canceled because federal funds are not timely received, Equitable shall indemnify the Trust, the Adviser and the Distributor with respect to all costs, expenses and losses relating thereto. The Trust shall settle redemption requests on the next Business Day after a request to redeem shares of Designated Portfolios and Classes is made in accordance with the provisions of Section 1.5 hereof. Payment shall be in federal funds transmitted by wire and the Trust agrees to use commercially reasonable efforts to transmit such funds by no later than 2:00 p.m. New York time on the day of transmission, except that the Trust reserves the right to redeem shares of Designated Portfolios and Classes in assets other than cash and may delay redemption of such shares to the extent permitted by the 1940 Act, any roles, regulations or orders

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thereunder, or the then-current prospectus for such Designated Portfolio or
Class. For purposes of Section 2.8 and 2.9, upon receipt of the federal funds so wired, such funds shall cease to be the responsibility of the paying party and shall become the responsibility of the receiving party.

         1.8. Issuance and transfer of the shares of the Designated Portfolios and Classes thereof will be by book entry only. Stock certificates will not be issued to Equitable or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.9. The Trust shall furnish same Business Day notice (by wire or telephone, followed by written confirmation) of any income dividends or capital gain distributions payable on the shares of the Designated Portfolios and Classes thereof. Equitable and each Account hereby elect to receive all such income dividends and capital gain distributions as are payable on the shares of the Designated Portfolios and Classes thereof in additional shares of the relevant Designated Portfolios and Classes. (Equitable and each Account reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash; any such revocation shall be made in writing and must be received by the Trust at least ten (10) days prior to a dividend or distribution date.) The Trust shall provide notification by the end of the next Business Day of the number of shares so issued as payment of such dividends and distributions. The Trust shall provide advance notice to Equitable and each Account of any date on which the Trust reasonably expects to make a dividend or distribution; normally this notice will be given at least ten (10) days in advance of the ex-dividend date.

         1.10 The Trust or its designee shall make the net asset value per share ("NAV") for each Designated Portfolio and Class thereof available to Equitable and each Account or their designee on each Business Day as soon as reasonably practical after the NAV is calculated (normally by 6:00 p.m. New York time) and shall use its best efforts to make such NAV available by 6:30 p.m. New York time. If the Trust or its designee provides material incorrect NAV information to Equitable, each Account shall be entitled to an adjustment with respect to the shares of the Designated Portfolios and Classes purchased or redeemed to reflect the correct NAV. The determination of the circumstances that require such an adjustment of the shares of the Designated Portfolios and Classes shall be consistent with the SEC's position regarding the correction of NAV errors. The Trust agrees to provide Equitable with prompt notice of any material error in NAV information that requires an adjustment of shares of the Designated Classes and Portfolios maintained in the Accounts. The correction of any material NAV error shall be made by the Trust at the Account level and shall be carried out in accordance with the SEC's guidelines regarding such errors. The Trust and Equitable agree to use reasonable efforts to take such action as may be appropriate to avoid or mitigate costs or losses related to the correction of NAV information.

         1.11. Any purchase or redemption request for shares of the Designated Portfolios and Classes held or to be held in Equitable's general account shall be effected at the net asset value per share next determined after the Trust's actual receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to the deadline for determination of such value, as set forth from time to time in the applicable prospectus.

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         1.12. The procedures set forth herein are subject to any additional terms set forth in the applicable prospectus for the Designated Portfolio or Class or by the requirements of applicable law.

                   ARTICLE II. Representations and Warranties

         2.1. Equitable represents and warrants that: (a) the Equitable Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws; and (b) the sale of the Equitable Contracts will comply, in all material respects, with state insurance suitability requirements. Equitable further represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account, prior to any issuance or sale of interests therein, as a segregated asset account under applicable laws; (c) it has registered or, prior to any issuance or sale of the Equitable Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Equitable Contracts (and will maintain such effective registration), unless such Accounts are exempt from such registration under applicable statutory provisions or regulations; (d) it has registered or, prior to the issuance or sale of the Equitable Contracts, will register interests in the Accounts and maintain such effective registration under the 1933 Act, unless interests in such Accounts are exempt from such registration under applicable statutory provisions or regulations; and (e) its entering into and performing its obligations under this Agreement does not and will not violate its charter and other organizational documents or by-laws, rules or regulations, or any agreement to which it is a party.

         Equitable represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act") and the Bank Secrecy Act (collectively, the "AML Acts") or it shall perform under this Agreement and sell the Equitable Contracts as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it has adopted and implemented and shall continue to administer a program in compliance with the AML Acts and applicable anti-money laundering ("AML") rules of self regulatory organizations, such as NASD Ru1e 3011, in all relevant respects. Equitable agrees to cooperate with Distributor to satisfy Distributor's due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure Equitable's compliance with the AML regulations.

         In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P ("Reg S-P"), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

         2.2. The Trust, to the best of its knowledge, represents and warrants that Trust shares sold pursuant to this Agreement shall be: (a) registered under the 1933 Act; and (b) duly authorized for issuance; and (c) sold in compliance with and all applicable federal securities


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laws. The Trust further represents and warrants that it is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares (the "Registration Statement") under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of shares of the Designated Portfolios and Classes. This requirement shall not, however, in any manner limit the Trust's ability to cease offering shares in one or more of the Designated Portfolios or Classes, provided such action complies with applicable laws and regulations.

         2.3. Equitable represents that the Equitable Contracts are currently treated as annuity, endowment or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Equitable Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.4. The Trust currently intends for one or more Classes, particularly Class 2, to make payments to finance its distribution expenses pursuant to a Plan adopted under Rule 12b-1 under the 1940 Act, although the Trustees may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-l, the Trust undertakes to have a Board, a majority of members who are not interested persons of the Trust or its Distributor or Adviser, and to otherwise comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provision.

         2.5. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of any state.

         2.6. The Distributor represents and warrants that: (a) it is duly organized and has the authority to enter into this agreement, (b) it is a member in good standing of the NASD; and (c) it is registered as a broker-dealer with the SEC and all necessary states. The Distributor further represents that it will sell and distribute the Trust's shares in accordance with all applicable federal and state securities laws and regulations, including without limitation the 1933 Act, the 1934 Act, the 1940 Act, and all applicable Rules of the NASD.

         2.7. The Trust represents that (a) it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts, (b) it has the authority to enter into this agreement, and (c) that it does and will comply, in all material respects, with the 1940 Act.

         2.8. The Trust, the Distributor and the Adviser severally represent and warrant that all of their trustees, directors, officers, employees, investment managers and investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-(l) of the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.9. Equitable represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Accounts are covered

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by a blanket fidelity bond or similar coverage for the benefit of Equitable and/or the Accounts. Equitable further represents and warrants that said fidelity bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. Equitable agrees to make all reasonable efforts to see that this fidelity bond or another bond containing these provisions is continuously in effect and agrees to notify the Trust, the Distributor and the Adviser in the event that such coverage no longer applies.

             ARTICLE III. Prospectuses and Proxy Statements; Voting

         3.1. The Trust or the Distributor shall provide Equitable with a copy, in camera-ready form or form otherwise suitable for printing or duplication, of the Trust's current prospectus and Statement of Additional Information and any supplements thereto for the Designated Portfolios and Classes thereof as Equitable may reasonably request, and such other assistance as is reasonably necessary in order for Equitable once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Designated Portfolios and Classes thereof is amended during the year) to have the prospectus for the Account, with respect to the Equitable Contracts, and the Trust's prospectus printed together in one document, and to have the Statement of Additional Information for the Trust and the Statement of Additional Information for the Account, with respect to the Equitable Contracts, printed together in one document. The parties may agree on alternate arrangements, subject to the Trust's approval, including the provision of printed copies of the Trust's prospectus and Statement of Additional Information and any supplements thereto for the Designated Portfolios and Classes thereof. Alternatively, subject to the Trust's prior approval, Equitable may print the prospectus and/or Statement of Additional Information for the Designated Portfolios and Classes thereof in combination within the prospectuses and Statements of Additional Information for other investment companies. To the extent that the foregoing Trust prospectuses, Statements of Additional Information and any supplements thereto are with respect to Class 2 shares, or other Classes of shares subject to a Plan adopted under Rule 12b-l under the 1940 Act, the cost of preparing, printing, and distributing such documents will be at the expense of such Class or Classes of shares, with respect to prospective owners of Equitable Contracts. In addition, with respect to prospectuses and Statements of Additional Information for the Designated Portfolios and Classes thereof provided by Equitable to its existing owners of EqUitable Contracts ("Contractowners") in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of preparing, printing, mailing and otherwise distributing such prospectuses and Statements of Additional Information and any supplements thereto shall be borne by the Trust. Furthermore, if in such case Equitable is provided with camera-ready film of such documents in lieu of printed documents, Equitable shall request reimbursement from the Trust for their printing, mailing and other costs associated with such distribution.

         Equitable and the Distributor each agree to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses or the expenses of any Class do not include the cost of printing, mailing and otherwise distributing any prospectuses, Statements of Additional Information or supplements thereto for the Designated Portfolios and Classes thereof other than those actually distributed (a) to existing Contractowners; or (b) under a Rule 12b-l Plan for a particular Class of shares to prospective Contractowners.

         3.2 Equitable may alter the form of the Trust's prospectus, Statement of Additional Information, Annual and Semi-Annual Reports to shareholders, proxy statements, and other Trust

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documents with the prior approval of the Trust. Equitable shall bear all costs associated with such alteration of form.

         3.3. The Trust's prospectus for the Designated Portfolios and Classes thereof shall state that the Statement of Additional Information for the Designated Portfolios and Classes thereof is available from the Distributor or Equitable (or in the Trust's discretion, the prospectus shall state that such Statement of Additional Information is available from the Trust).

         3.4. The Trust, at its expense, shall provide Equitable with copies of its proxy statements, Annual and Semi-Annual Reports to shareholders, and other communications to shareholders in such quantities as Equitable shall reasonably require for mailing or otherwise distributing such materials to Contractowners and shall assume all expenses associated with mailing or otherwise distributing those materials. In the alternative, the Trust shall reimburse Equitable for its costs in printing, mailing and distributing such materials to Contractowners.

         3.5. If and to the extent required by law, Equitable shall:

                 (a) solicit voting instructions from Contractowners;

                 (b) vote the Trust shares for the Designated Portfolios and Classes in accordance with instructions received from Contractowners; and

                 (c) vote Trust shares for the Designated Portfolios and Classes for which no instructions have been received in a particular Account in the same proportion as Trust shares for the Designated Portfolios and Classes for which instructions have been received so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contractowners. Equitable reserves the right to vote Trust shares held in any Account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with the standards adopted by the Board, which standards will be provided to all other Participating Insurance Companies.

         3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will comply with
Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, Section 16(b). Further, the Trust will act in accordance with the SEC or SEC staffs written interpretation concerning the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

         4.1. Equitable shall furnish, or shall cause to be furnished, to the Trust or its designee, the form of each piece of sales literature or other promotional material in which the Trust, the Adviser or the Distributor is named prior to its first use and if the Distributor is named therein shall also furnish such literature or material to the Distributor prior to its first use. No such material shall be used if the Trust or its designee, or the Distributor, if applicable, reasonably objects to its use after the Trust's or the Distributor's, if applicable, receipt of such material.

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         4.2. Equitable shall not give any information or make any
representations or statements on behalf of the Trust or the Distributor or concerning the Trust or the Distributor in connection with the sale of the Equitable Contracts other than the information or representations contained in or accurately derived from the Registration Statements, prospectus or Statement of Additional Information for the Trust, as such Registration Statements, prospectus or Statement of Additional Information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or, if applicable, the Distributor, except with the permission of the Trust or its designees, or, if applicable, the Distributor.

         4.3. The Trust, the Distributor or the Adviser, or their respective designees, shall each furnish, or shall cause to be furnished, to Equitable or its designees, the form of each piece of sales literature or other promotional material it prepares in which Equitable is named prior to its use. No such material shall be used if Equitable or its designees reasonably object to its use after receipt of such material.

         4.4. The Trust, the Distributor and the Adviser shall not give any information or make any representations on behalf of Equitable or concerning Equitable, each Account, or the Equitable Contracts other than the information or representations contained in or accurately derived from a registration statement, prospectus or Statement of Additional Information for the Accounts with respect to the Equitable Contracts, as such registration statement, prospectus or Statement of Additional Information may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by Equitable for distribution to Contractowners, or in sales literature or other promotional material approved by Equitable or its designees, except with the permission of Equitable.

         4.5. The Trust shall provide to Equitable (a) at least one complete copy of all Registration Statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC, the NASD, or other regulatory authorities and (b) drafts of each of the foregoing sufficiently in advance of filing such materials with regulatory authorities to allow Equitable a reasonable opportunity to review the materials.

         4.6. Equitable shall provide to the Trust (a) at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Equitable Contracts or any Account if such document also relates to the Trust, contemporaneously with the filing of such document with the SEC, the NASD, or other regulatory authorities and (b) drafts of each of the foregoing sufficiently in advance of filing such materials with regulatory authorities to allow the Trust a reasonable opportunity to review the materials.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (including materials published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic messages or communications

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or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials. However, it is anticipated that materials provided solely: (a) internally to Equitable's or the Distributor's own employees or counsel; or (b) to certain designated third parties and that are not designed to be provided or communicated in any manner to the general public (e.g., training materials provided to distributors or agents) will not be filed with the SEC, the NASD, or any state securities or insurance regulatory authorities, although such materials will be prepared in accordance with applicable laws.

                          ARTICLE V. Fees and Expenses

         5.1. The Trust, the Distributor and the Adviser shall pay no fee or other compensation to Equitable under this Agreement except for: (a) items covered in Article III; or (b) pursuant to a Plan adopted by the Trust in accordance with Rule 12b-l under the 1940 Act to finance the distribution expenses of any Class. Nevertheless, the Distributor and the Adviser may make payments to Equitable or to any distributor for the Equitable Contracts in amounts agreed to by the Distributor and the Adviser in any writing, and such payments by the Distributor and the Adviser (other than pursuant to a Rule 12b-l
Plan) may be made out of existing fees otherwise payable to the Distributor and the Adviser, past profits of the Distributor and the Adviser, or other resources available to the Distributor and the Adviser.

         5.2. All expenses incidental to performance by the Trust under this Agreement shall be paid by the Trust. Without limiting the foregoing, the Trust shall see to it that all shares are registered and authorized for issuance prior to their sale in accordance with applicable federal law, and shall bear all expenses with respect to: registration and qualification of the Trust's shares; preparation and filing of the Trust's Registration Statement, prospectus, Statement of Additional Information, proxy materials, and reports; preparing a camera-ready copy of or, where otherwise agreed by the parties, setting the prospectus and Statement of Additional Information in type; setting in type, printing, mailing or otherwise distributing proxy materials and Semi-Annual and Annual Reports sent to Contractowners (including the costs of setting in type, printing, mailing or otherwise distributing a prospectus that constitutes an Annual Report) and if certain Classes of the Trust so elect and the Rule 12b-l Plan so provides, the preparation, printing, mailing or otherwise distributing of such materials to prospective owners of Equitable Contracts; the preparation of all statements and notices required by any federal or state law; and all taxes on the issuance or transfer of the Trust's shares.

         5.3. All expenses incidental to performance by Equitable under this Agreement shall be paid by Equitable. Without limiting the foregoing, Equitable shall ensure that all Equitable Contracts are registered and qualified under the federal securities laws, and shall bear all expenses with respect to: registration and qualification of the Equitable Contracts; preparation and filing of the Equitable Contracts' Registration Statements, prospectuses and Statements of Additional Information; setting the prospectuses and Statements of Additional Information in type; administration of the Equitable Contracts;
except otherwise to the extent certain Classes of the Trust so elect and the Rule 12b-l Plan so provides, the sale, marketing and distribution of the Equitable Contracts, including the preparation, printing, mailing or otherwise distributing of
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Trust prospectuses to prospective owners of Equitable Contracts; the preparation of all statements and notices required by any federal or state insurance law other than those paid for by the Trust; fees relating to the Equitable
Contracts, including, without limitation, all fees due under Rule 24f-2 of the 1940 Act; and preparation, printing and dissemination of all marketing materials for the Equitable Contracts, except where other arrangements are made in advance.

                           ARTICLE VI. Diversification

         6.1. The Trust and each of its constituent Portfolios represent that:
(a) each currently has elected to qualify as a regulated investment company under Subchapter M of the Code; (b) each will use its best efforts to maintain such qualification (under Subchapter M or any successor or similar provision);
(c) each will notify Equitable immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and (d) each will seek to minimize any damages and to rectify its failure to so qualify promptly. The Trust acknowledges that any failure by any Portfolio to qualify as a regulated investment company may eliminate the ability of the Accounts to avail themselves of the "look through" provisions of Section 817(h) of the Code and that, as a result, the Equitable Contracts may fail to qualify as life insurance and annuity contracts under Section 817(h) of the Code.

         6.2. Without limiting the scope of the foregoing, with respect to the Trust's compliance with the foregoing, the Trust represents that, with respect to each Portfolio, it will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section or Regulations, and upon request, the Trust will provide Equitable with periodic (usually quarterly) certification, in the form reasonably requested by Equitable. In the event of a breach of this
Article VI by the Trust, the Trust warrants that it will take all reasonable steps: (a) to immediately notify Equitable of such breach; and (b) to adequately diversify the Trust's assets so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. Potential Conflicts

         7.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contractowners of all variable annuity and variable life insurance separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; or (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; or (c) an administrative or judicial decision in any relevant proceeding; or (d) the manner in which the investments of any Designated Portfolio are being managed; or (e) a difference in voting instructions given by owners of Variable Contracts; or (f) a decision by an insurer to disregard the voting instructions of owners of Variable Contracts. Each party hereto shall promptly inform the others if it determines that a material irreconcilable conflict exists and the implications thereof.

         7.2. Equitable will report any potential or existing conflicts, of which it is aware, to the Board. In this regard, Equitable will monitor its operations for the purpose of identifying any material potential or existing conflicts. Equitable will assist the Board in carrying out its responsibilities under any Shared Funding Exemptive Order, by providing the Board with all

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information reasonably necessary for the Board to consider any issues raised.
This includes, but is not limited to, an obligation by Equitable to inform the Board whenever the voting instructions of owners of Variable Contracts are disregarded. Equitable's responsibilities under this Section 7.2 will be carried out with a view only to the interests of its Contractowners.

         7.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, which determination shall be deemed conclusive as to the existence of such material irreconcilable conflict and as to whether any proposed action adequately remedies such conflict, Equitable and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the variable annuity and variable life insurance separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether such withdrawal should be implemented to a vote of all affected owners of Variable Contracts and, as appropriate, withdrawing the assets of any appropriate group (i.e., owners of variable annuity contracts or owners of variable life insurance contracts of one or more Participating Insurance Companies) that votes in favor of such withdrawal, or offering to the affected owners of Variable Contracts the option of making such a change; and
(b) establishing anew registered management investment company or managed separate account. Equitable's responsibilities under this Section 7.3 will be carried out with a view only to the interests of Contractowners.

         7.4. If a material irreconcilable conflict were ever to arise because of a decision by Equitable to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, Equitable may be required, at the Trust's election, to withdraw the affected Account's (or subaccount's) investment in the Trust and terminate this Agreement with respect to such Account (or subaccount); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented and, until the end of that six (6) month period, the Distributor and Trust shall continue to accept and implement orders by Equitable for the purchase (and redemption) of shares of the Trust.

         7.5. If a material irreconcilable conflict were ever to arise because a particular state insurance regulator's decision applicable to Equitable conflicts with the majority of other state regulators, then Equitable shall withdraw the affected Account's (or subaccount's) investment in the Trust and terminate this Agreement with respect to such Account (or subaccount) within six
(6) months after the Board informs Equitable in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as dated by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, the Distributor and Trust shall continue to accept and implement orders by Equitable for the purchase (and redemption) of shares of the Trust.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately

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remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Equitable Contracts.
Equitable shall not be required by Section 7.3 to establish a new funding medium for the Equitable Contracts if an offer to do so has been declined by vote of a majority of Contractowners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then Equitable will withdraw the Account's (or subaccount's) investment in the Trust and terminate this Agreement within six (6) months after the Board informs Equitable in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then: (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and
7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted; and (c) this Agreement shall be otherwise amended by the Trust, without the need for any consent of the other parties, as required by such change in law.

                          ARTICLE VIII. Indemnification

8.1. Indemnification By Equitable

         8.1(a). Equitable agrees to indemnify and hold harmless the Trust, each member of the Board, the Distributor, the Adviser and their directors, officers, members, employees and agents, and each person, if any, who controls any such person within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Equitable, which consent shall not reasonably be withheld), investigation of claims or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Equitable Contracts or interests in the Accounts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or Statement of Additional Information for the Equitable Contracts or contained in the Equitable Contracts or sales literature for the Equitable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify

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         shall not apply as to any Indemnified Party to the extent that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Equitable by or on behalf of the Trust (with respect to Indemnified Parties who are Trustees, officers or agents of the Trust) or the Distributor (with respect to Indemnified Parties who are directors, officers, employees or agents of the Distributor) for use in the registration statement, prospectus, or Statement of Additional Information for the Equitable Contracts or in the Equitable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Equitable Contracts or Trust shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or Statement of Additional Information of the Trust not supplied by Equitable or persons under its control) or negligent or wrongful conduct of Equitable or persons under its control or acting at its direction, with respect to the sale or distribution of the Equitable Contracts or Trust shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or Statement of Additional Information, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of Equitable; or

               (iv) arise as a result of any failure by Equitable to provide the services, furnish the materials or make the payments required to be provided or furnished or made by it under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by Equitable in this Agreement or arise out of or result from any other material breach of this Agreement by Equitable, including any failure to transmit a request for redemption or purchase of Trust shares or payment therefor on a timely basis in accordance with the procedures set forth in Section 1.7;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1(b). Equitable shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party to the extent that such arises from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

         8.1(c). Equitable shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Equitable in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated

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agent), but failure to notify Equitable of any such claim shall not relieve
Equitable from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties and indemnification is requested therefor, Equitable shall be entitled to participate, at its own expense, in the defense of such action. Equitable also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Equitable to such party of Equitable's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Equitable will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such legal process are materially adverse to those of Equitable and indemnification is otherwise appropriate under this Section 8.1, provided that Equitable shall be liable for the costs and expenses of different counsel for separate Indemnified Parties for related claims or actions only to the extent that such Indemnified Parties' interest in such legal process are materially adverse to each other. Equitable shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

         8.1(d). The Indemnified Parties shall promptly notify Equitable of the commencement of any litigation or proceedings against them in connection with this Agreement, the issuance or sale of the Trust's shares or the Equitable Contracts or the operation of the Trust, but any failure to notify under this
Section 8.1(d) shall not constitute a failure to notify under Section 8.1(c).

         8.2. Indemnification by the Distributor

         8.2(a). The Distributor agrees to indemnify and hold harmless Equitable and each of its directors, officers, members, employees and agents and each person, if any, who controls Equitable within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not reasonably be withheld), investigation of claims or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Equitable Contracts or interests in the Accounts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or Statement of Additional Information, or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party to the extent that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of Equitable for use in the Registration Statement, prospectus, or Statement of Additional Information for the Trust, or in sales literature (or any amendment or supplement) or

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         otherwise for use in connection with the sale of the Equitable
         Contracts or Trust shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or Statement of Additional Information for the Equitable Contracts not supplied by the Distributor or persons under its control) or negligent or wrongful conduct of the Distributor or persons under its control or acting at its direction, with respect to the sale or distribution of the Equitable Contracts or Trust shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or Statement of Additional Information or sales literature covering the Equitable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Equitable by or on behalf of the Distributor; or

               (iv) arise as a result of any failure by the Distributor to provide the services, furnish the materials or make the payments required to be provided or furnished or made by the Distributor under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party to the extent that such arises from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Equitable or any Account, whichever is applicable.

         8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties and indemnification is requested therefor, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to
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such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such action are materially adverse to those of Distributor and indemnification is otherwise appropriate under this Section 8.2, provided that in no event will Distributor be liable for the costs and expenses of more than one counsel for all Indemnified Parties for related claims or actions. Distributor shall not settle or compromise any action of which it assumes the defense without the consent of the affected Indemnified Parties unless the Indemnified Parties are thereby released of all liability, fault and obligation.

         8.2(d). Equitable agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Equitable Contracts or the operation of each Account, but any failure to notify under this Section 8.2(d) shall not constitute a failure to notify under
Section 8.2(c).

         8.3. Indemnification By the Adviser

         8.3(a). The Adviser agrees to indemnify and hold harmless Equitable and each of its directors, officers, members, employees and agents and each person, if any, who controls Equitable within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not reasonably be withheld), investigation of claims or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Equitable Contracts or interests in the Accounts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party to the extent that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust by or on behalf of Equitable for use in the Registration Statement, Prospectus, or Statement of Additional Information of the Trust, or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Equitable Contracts or Trust shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, Prospectus or Statement of Additional Information for the Equitable Contracts not supplied by the Adviser or persons under its control) or negligent or wrongful conduct of the Adviser or persons under its control or acting at its direction, with respect to the sale or distribution of the Equitable Contracts or Trust shares; or

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               (iii) arise out of any untrue statement or alleged untrue
         statement of a material fact contained in a registration statement, prospectus, or statement of additional information or sales literature covering the Equitable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, to the extent that such statement or omission was made in reliance upon information furnished to Equitable by or on behalf of the Adviser or the Trust; or

               (iv) arise as a result of any failure by the Adviser or the Trust to provide the services, furnish the materials and make the payments required to be provided or furnished or made by the Adviser or the Trust under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification or other qualification requirements specified in
         Article VI of this Agreement); or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

         8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party to the extent that such arises from any Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Equitable or any Account, whichever is applicable.

         8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties and indemnification is requested therefor, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless such Indemnified Party's interests in such legal process are materially adverse to those of the Adviser and indemnification is otherwise appropriate under this Section 8.3, provided that in no event will the Adviser be liable for the costs and expenses of more than one counsel for all Indemnified Parties for related claims or actions. The Adviser shall not settle or compromise any action of which it assumes the

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defense without the consent of the affected Indemnified Parties unless the
Indemnified Parties are thereby released of all liability, fault and obligation.

         8.3(d). Equitable agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Equitable Contracts or the operation of each Account, but any failure to notify under this Section 8.3(d) shall not constitute a failure to notify under
Section 8.3(c).

                           ARTICLE IX. Applicable Law

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

         10.1. This Agreement shall continue in full force and effect until the first to occur of:

                (a) termination by any party, with or without cause, upon six
                (6) months' advance written notice delivered to the other parties; or

                (b) termination by Equitable upon thirty (30) days' written notice to the Trust and the Distributor with respect to any Designated Portfolio or Class thereof based upon Equitable's determination that shares of such Designated Portfolio or Class thereof are not reasonably available to meet the requirements of the Equitable Contracts or are not consistent with Equitable's obligations to Contractowners and the Trust and the Distributor fail to make available, if the termination is for reason of non-availability, within ten (10) business days after receipt of such notice, a sufficient number of shares in such Portfolio or Class or in an alternate Portfolio to meet the requirements of the Equitable Contracts; or

                (c) termination by Equitable upon thirty (30) days' written notice to the Trust and the Distributor with respect to any Designated Portfolio or Class thereof in the event any of the Designated Portfolio's shares or any shares with respect to any Class are not registered, issued or sold in accordance with applicable federal and/or state law or such law precludes the use of such shares as the underlying investment media of the Equitable Contracts issued or to be issued by Equitable; or

                (d) termination by Equitable by written notice to the Trust and the Distributor: (1) with respect to any Designated Portfolio or Class thereof in the event that such Designated Portfolio or Class thereof ceases to qualify as a regulated investment company under Subchapter M of the Code or any other


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                failure under Section 817 of the Code, or under any successor or similar provision of either, or if Equitable reasonably believes that the Trust may fail to so qualify; or (2) upon institution of formal proceedings against the Trust, Distributor or Adviser, or Equitable's reasonable determination that institution of such proceedings is being considered by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Trust's, Distributor's or Adviser's duties under this Agreement, or an expected or anticipated ruling, judgment or outcome which would, in Equitable's reasonable judgment exercised in good faith, materially impair any party's ability to meet and perform its obligations and duties hereunder, such termination effective upon fifteen (15) days prior written notice; or

                (e) termination by the Trust, the Distributor or the Adviser by written notice to Equitable, if the Trust, the Distributor or the Adviser shall determine, in their sole judgment exercised in good faith, that Equitable and/or its affiliated companies have suffered a material adverse change in their business, operations, financial condition, or prospects since the date of this Agreement or are the subject of material adverse publicity; but no termination shall be effective under this subsection (e) until thirty (30) business days after Equitable has been provided with a statement by the Trust, the Distributor or the Adviser concerning the reason for notice of termination hereunder; or

                (f) termination by Equitable by written notice to the Trust, the Distributor and the Adviser, if Equitable shall determine, in its sole judgment exercised in good faith, that the Trust, the Distributor or the Adviser has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; but no termination shall be effective under this subsection (f) until thirty (30) business days after the Trust, the Distributor or the Adviser, as applicable, have been provided with a statement by Equitable concerning the reason for notice of termination hereunder; or

                (g) termination with respect to the Distributor automatically upon termination of the Distribution Agreement between the Distributor and the Trust.

         10.2. Notwithstanding any termination of this Agreement, the Trust and the Distributor shall, at the option of Equitable, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Equitable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Equitable Contracts"). Specifically, without limitation, the owners of the Existing Equitable Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust, and/or invest in the Trust upon the making of additional purchase payments under the Existing Equitable Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.3. Equitable shall not redeem Trust shares attributable to the Equitable Contracts (as opposed to Trust shares attributable to Equitable's assets held in any Account) except: (a) as necessary to implement Contractowner initiated or approved transactions; or (b) as required by


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federal and/or state laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required
Redemption"); or (c) as permitted pursuant to Section 26(b) of the 1940 Act or otherwise pursuant to an order of the SEC that permits Equitable to redeem Trust shares attributable to Equitable Contracts. Upon request, Equitable shall promptly furnish to the Trust and the Distributor the opinion of counsel for Equitable (which counsel shall be reasonably satisfactory to the Trust and the Distributor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption or any redemption pursuant to clause (b) is permitted without first obtaining an order of the SEC pursuant to Section 26(b) or any other provision of the 1940 Act. Furthermore, except in cases where permitted under the terms of the Equitable Contracts, and as may be in the best interests of Contractowners, as determined by Equitable, Equitable shall not prevent Contractowners from allocating payments to a Designated Portfolio or Class thereof that was otherwise available under the Equitable Contracts without first giving the Trust or the Distributor ninety (90) days' notice of its intention to do so.

         lO.4. This Agreement, and the obligation of the Trust to make Trust shares available for purchase pursuant to this Agreement, shall terminate at the option of the Trust as follows: (a) upon institution of formal proceedings against Equitable, or the Trust's reasonable determination that institution of such proceedings is being considered by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding Equitable's duties under this Agreement or related to the sale of the Equitable Contracts, the operation of the Accounts, the administration of the Equitable Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Trust's reasonable judgment exercised in good faith, materially impair Equitable's or the Trust's ability to meet and perform the Equitable's or the Trust's obligations and duties hereunder, such termination effective upon fifteen (15) days prior written notice; or (b) in the event any of the Equitable Contracts is not registered, issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice; or (c) if the Trust suspends or terminates the offering of Trust shares of any Portfolio or Class to Participating Insurance Companies, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trust acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Portfolio or Class (it being understood that "shareholders" for this purpose shall mean Contractowners), such notice effective immediately upon receipt of written notice, it being understood that a lack of sufficient Participating Insurance Company interest in a Portfolio or Class may be grounds for a suspension or termination as to such Portfolio or Class and that such suspension or termination shall apply only to the specified Portfolio or Class; or (d) upon the determination of the Trust's Board to dissolve, liquidate, reorganize or merge the Trust.

         10.5. Notwithstanding any termination of this Agreement for any reason other than pursuant to Sections 10.1(d) or lOA, the terms and conditions of the following provisions of this Agreement shall remain in effect with respect to any Existing Equitable Contract, for so long as any assets invested in the Trust are attributable to such Existing Equitable Contract: Sections 1.3 and 1.5 through 1.10 of Article I (governing the pricing and redemption of shares);
Article II (Representations and Warranties); Sections 3.1 through 3.4 and 3.6 of
Article III (Prospectuses and Proxy Statements, and Voting); Articles IV through IX (Sales Material and Information; Fees and Expenses; Diversification; Potential Conflicts; Indemnification; and Applicable Law); Article XI (Notices); and Sections 12.1, 12.2, 12.5 through 12.8 and 12.10 through 12.13 of Article XII (Miscellaneous). Further, notwithstanding any termination of this Agreement for any


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reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with regard to Equitable Contracts whose assets were previously invested in the Trust: Article II (Representations and Warranties),
Article VI (Diversification) and Article VII (Indemnification).

         10.6 The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Equitable Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Equitable Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Equitable Contracts may fail to so qualify, the Trust shall have the right to require Equitable to redeem Trust shares attributable to such Equitable Contracts upon notice to Equitable and Equitable shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to Equitable shall specify the period of time Equitable has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, Equitable may be required to redeem Trust shares pursuant to action taken or request made by the Board in accordance with the Shared Funding Exemptive Order or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. Equitable agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Trust suspends or terminates the offering of a Designated Portfolio or Class pursuant to Section 1O.4(c) of this Agreement, Equitable, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Accounts' investments in the respective Portfolio.

                               ARTICLE XI. Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                 Barr Rosenberg Variable Insurance Trust
                 c/o AXA Rosenberg Investment Management LLC
                 4 Orinda Way, Building E
                 Orinda, California 94563
                 Attention: Edward H. Lyman, Esq.

         With a copy to:
                 Ropes & Gray
                 One International Place
                 Boston, Massachusetts 02110
                 Attention: Joseph B. Kittredge, Jr.


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         If to the Distributor:

                Barr Rosenberg Funds Distributor, Inc.
                3435 Stelzer Road
                Columbus, Ohio 43219
                Attention: President

         If to the Adviser:

                AXA Rosenberg Investment Management LLC
                4 Orinda Way, Building E
                Orinda, California 94563
                Attention: Legal Department

         If to Equitable:

                The Equitable Life Assurance Society of the United States 1290 Avenue of the Americas
                New York, New York 10104
                Attention: Steven M. Joenk


                           ARTICLE XII. Miscellaneous

         12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board (or its members), officers, agents, or shareholders shall assume any personal liability for obligations entered into on behalf of the Trust.

         12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Contractowners and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including without limitation the SEC, the NASD, and state securities or insurance regulators).

         12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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         12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.7. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, to which the parties hereto are entitled under federal and state laws.

         12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor (but in such event the Distributor shall continue to be liable under Article VIII of this Agreement for any indemnification due to Equitable, and the assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement.

         12.9. Equitable shall furnish, or shall cause to be furnished, to the Trust or its designee upon request copies of the following reports:

         (a) Equitable's annual statements (prepared under statutory accounting principles) and annual reports (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

         (b) any material financial statement, proxy statement, notice, or report of Equitable sent to policyholders, as soon as practical after the delivery thereof to stockholders;

         (c) any registration statement (without exhibits) and financial reports of Equitable filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

         (d) any other report submitted to Equitable by independent accountants in connection with any annual, interim, or special audit made by them of the books of Equitable, as soon as practical after the receipt thereof; but nothing in this subsection shall require Equitable to disclose any information that is privileged or which, if disclosed, would put Equitable at a competitive disadvantage or is both: (a) confidential; and (b) not material to Equitable's financial condition.

         12.10. At the request of any party to this Agreement, each other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data, and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.


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         12.11   Any controversy or claim arising out of or relating to this
Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         12.12 Equitable is to be an independent contractor vis-a-vis the Trust, the Adviser, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent Equitable acts as agent of the Trust pursuant to Sections
1.1 and 1.5 of this Agreement). In addition, no officer or employee of Equitable will be deemed to be an employee or agent of the Trust, the Adviser, the Distributor or any of their affiliates. Equitable will not act as an "underwriter" or "distributor" of the Trust, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder.

         12.13 A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the state of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.


                                      -26-

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

BARR ROSENBERG VARIABLE INSURANCE TRUST

By:             /s/Kenneth Reid
                ------------------
Name:           Kenneth Reid
Title:          Trustee


BARR ROSENBURG FUNDS DISTRIBUTOR, INC.

By:             /s/William Tomko
                ------------------
Name:           William Tomko
Title:          President


AXA ROSENBERG INVESTMENT MANAGEMENT LLC

By:             /s/William E. Ricks
                ------------------
Name:           William E. Ricks
Title:          CEO


THE EQUITABLE ASSURANCE SOCIETY OF THE UNITED STATES


By:             /s/Steven M. Joenk
                ------------------
Name:           Steven M. Joenk
Title:          Senior Vice President





                                      -27-

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                                   SCHEDULE A
              ACCOUNTS AND ASSOCIATED VARIABLE INSURANCE CONTRACTS



                                 Name of Account

                               Separate Account A
                               Separate Account FP
                               Separate Account 1
                               Separate Account 45
                               Separate Account 49
                               Separate Account 301















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                                   SCHEDULE B

                     BARR ROSENBERG VARIABLE INSURANCE TRUST
                     ---------------------------------------


                 Portfolios                                  Classes
                 ----------                                  -------
AXA Rosenberg VIT Value Long/Short Equity Fund       Class l and Class 2





















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